Exhibit 99.1

Blaize Announces Third Quarter 2025 Financial Results

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Momentum continues as Blaize expands Hybrid AI deployments, scaling Practical AI across sovereign and enterprise infrastructure.
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Revenue of $11.9 million, exceeding the upper end of guidance of $11.0 to $11.5 million.
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Closed $30.0 million of financing with Polar Asset Management Partners

El Dorado Hills, Calif. – November 13, 2025 — Blaize Holdings, Inc. (NASDAQ: BZAI, NASDAQ: BZAIW) (“Blaize,” the “Company,” “we,” us,” and “our”), a leader in programmable, energy-efficient edge AI computing, today announced financial results for the quarter ended September 30, 2025, marking another quarter of accelerated execution as the company advances from Hybrid AI validation to significant deployment.

In Q3, Blaize achieved $11.9 million in revenue, reflecting performance on major customer programs and expanding adoption of its Hybrid AI platform across key regions. The Company advanced its commercial deployments, strengthened partnerships across South Asia and the Middle East, and expanded its ecosystem through new collaborations in sovereign and industrial AI infrastructure. Post-quarter, Blaize enhanced its global visibility through new strategic engagements and participation at leading technology and innovation forums, reinforcing its growing leadership in Practical AI for the real world, focused on efficient, outcome-driven intelligence delivering measurable results at scale.

“Q3 was a defining moment for Blaize, marked by 499% sequential revenue growth and accelerating adoption of our Hybrid AI platform in key regions,” said Dinakar Munagala, co-founder and CEO of Blaize. “It validates our belief in Practical AI for the real world, outcome-driven intelligence built on hybrid compute efficiency that delivers measurable results, not theoretical benchmarks.”

Third Quarter 2025 Financial Highlights

	GAAP
	Three Months Ended			Change
	September 30,	June 30,	September 30,
(Unaudited; amounts in thousands, except gross margins)	2025	2025	2024	QoQ	YoY
Revenue	$11,867	$1,982	$781	499%	1,419%
Gross profit	$1,776	$1,178	$305	51%	482%
Gross margin	15%	59%	39%	(44)pp	(24)pp
Research and development	$9,676	$9,613	$5,799	1%	67%
Selling, general and administrative	$14,321	$12,992	$5,546	10%	158%
Net loss	$(26,258)	$(29,589)	$(25,607)	(11)%	3%

	Non-GAAP
	Three Months Ended			Change
	September 30,	June 30,	September 30,
(Unaudited; amounts in thousands)	2025	2025	2024	QoQ	YoY
Research and development - Non-GAAP	$5,976	$6,417	$5,610	(7)%	7%
Selling, general and administrative - Non-GAAP	$8,535	$8,622	$5,376	(1)%	59%
Adjusted EBITDA loss	$(11,066)	$(12,933)	$(10,478)	(14)%	6%

Business Highlights

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Technology Progress: Continued progress in the commercial rollout of the Blaize AI Platform, with orchestration enhancements improving model optimization and application management. Live demonstrations at GITEX Global 2025 showcased real-world Hybrid AI performance across city safety, retail, and autonomous mobility applications.

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Sovereign AI Infrastructure Expansion: Began deployment of the previously announced AI-powered safety and traffic management program with end-customer Yotta Data Services (Yotta), a leading cloud infrastructure provider in India. Blaize also signed a Memorandum of Understanding (MOU) with Yotta to extend deployment from South Asia into the Middle East.
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Asia Hybrid AI Scale-Up: Initiated fulfillment of the $120 million multi-year contract with Starshine, supporting Hybrid AI deployments across smart urban infrastructure, agriculture, and industrial applications in Asia, enabling scalable, energy-efficient intelligence for city and enterprise systems, with additional regional opportunities planned for 2026.
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Middle East Strategic Partnership: Formed a new strategic collaboration with Technology Control Company (TCC), in Saudi Arabia, to build advanced AI infrastructure and accelerate smart transformation across industries in the Gulf.
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Ecosystem Expansion: Signed a strategic MOU with REACH Digital, the digital-transformation arm of REACH Group, a subsidiary of International Holding Company (IHC), during GITEX Global 2025 in Dubai. The partnership leverages Blaize’s Hybrid AI platform with REACH Digital’s regional influence to build sovereign, interconnected AI ecosystems that service both sectoral and cross-sectoral domains across the Middle East.
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Strategic Investment: After the quarter, we announced a $30.0 million private placement led by Polar Asset Management Partners, a leading institutional investor aligned with Blaize’s long-term vision. The proceeds strengthen the company’s financial position and support continued commercialization, market expansion, and next-generation chip development.

Company Outlook and Execution Readiness

Blaize expects continued momentum through Q4 2025 and into FY 2026, driven by disciplined execution, expanding platform-driven revenue, and strong customer demand. Blaize’s Hybrid AI platform engagements continue with Yotta in India and Starshine in Asia, while new collaborations with TCC and REACH Digital in the Middle East highlight growing regional interest and validate the platform’s relevance to emerging AI infrastructure needs.

Blaize continues to strengthen its operations while advancing its integrated AI platform portfolio, supported by strategic investment in next-generation silicon and software innovation. In 2026, the company aims to accelerate commercialization of Practical AI globally and continue to contribute to the global AI inference infrastructure build-out, including opportunities with cloud and communications service providers driving next-generation data center expansion.

Munagala added: “With accelerating deployments, deepening global partnerships, and a strengthened capital position, Blaize enters its next phase of scale with clarity and confidence. Continued development of our next-generation Blaize chip further strengthens our position in the evolution of data center and inference ecosystems, underscoring our commitment in delivering efficient, deployable AI that drives business impact.”

Financial Outlook for Fourth Quarter 2025 and Fiscal Year 2025

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in “Cautionary Statement Regarding Forward-Looking Statements.”

Guidance
	Three Months Ended	Year Ended
	December 31, 2025	December 31, 2025
Revenue	$21.1 million to $23.1 million	$36.0 million to $38.0 million
Adjusted EBITDA loss	$15.6 million to $18.6 million	$55.0 million to $58.0 million
Stock-based compensation	Approximately $9.3 million	Approximately $33.9 million
Weighted average shares outstanding	Approximately 119.9 million shares	Approximately 105.0 million shares

Earnings Conference Call

Dinakar Munagala, co-founder and CEO of Blaize, and Harminder Sehmi, CFO of Blaize, will host a conference call at 2:00 p.m. Pacific Time today, November 13, 2025, to discuss the company’s financial results and outlook. A live webcast will be accessible on Blaize’s investor relations website at ir.blaize.com, and an archived conference call webcast will be available on Blaize’s investor relations website for one year following the live call.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize specializes in delivering Practical AI solutions through its hybrid, programmable, and efficient AI inference platform, designed for real-world applications. Blaize AI solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size, and low cost. Headquartered in El Dorado Hills, California, Blaize has more than 220 employees worldwide. To learn more, visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Non-GAAP Measures

To supplement Blaize’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), management utilizes earnings before interest, tax, depreciation and amortization (“EBITDA”) and EBITDA adjusted for certain non-cash or other items that management views as distorting operating results period over period (“Adjusted EBITDA”), non-GAAP research and development expense and non-GAAP sales, general and administrative expense, which are financial measures. EBITDA and Adjusted EBITDA are used to evaluate operating profitability on a more variable cost basis. Non-GAAP research and development expense and non-GAAP sales, general and administrative expense are used to evaluate financial performance. These non-GAAP measures facilitate a more direct comparison of our operating performance and financial performance relative to competitors as well as assist us in evaluating performance consistently across periods by excluding the impact of certain items that we believe do not directly reflect our core operations and are therefore not considered in measuring ongoing performance. We define Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, certain items and other adjustments that are excluded from the Company’s assessment of ongoing operating performance, including but not limited to (a) stock-based compensation; inventory cost realignments; and (c) other expenses. We define non-GAAP research and development expense and non-GAAP sales, general and administrative expense as the related GAAP expense less certain non-cash items, including but not limited to stock-based compensation. We believe these measures are valuable to management and that providing these measures allows management, investors and other users of our financial information to more fully and accurately assess Blaize’s performance. The measures should not be considered in isolation or as an alternative to GAAP measures such as net income (loss) or other financial statement data presented in our condensed consolidated financial statements as an indicator of our financial performance or liquidity. The measures presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA (Non-GAAP) for the fourth quarter of 2025 or full fiscal year 2025 included above because we are unable to quantify certain amounts that would be required to be included in net income (loss), the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty in predicting, with reasonable certainty, certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Blaize without unreasonable effort. For the same reasons, Blaize is unable to address the probable significance of the unavailable information. We expect the variability of these excluded items may have an unpredictable, and potentially significant impact on our future GAAP financial results.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the engagements with Yotta, Starshine, TCC, and REACH Digital, or the ultimate value of those contracts, regional growth, the expectations for the Hybrid AI rollout, the projected growth of Hybrid AI, the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the ability to maintain compliance with stock exchange listing standards; (iii) failure to realize the anticipated benefits of the business combination of Blaize and BurTech Acquisition Corp., which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (iv) the ability of the Company to successfully market its products and services; (v) the ability of the Company to successfully deploy its technologies across customer settings; (vi) changes in applicable law or regulations; (vii) the outcome of any legal proceedings that have been or may be instituted against Blaize; (viii) the effects of competition on Blaize’s future business; (ix) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; and (x) those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 14, 2025, and our Quarterly Report on Form 10-Q filed with the SEC on November 13, 2025, and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations.

The financial projections in this release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Blaize’s control. While such projections are necessarily speculative, Blaize believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this press release should not be regarded as an indication that Blaize, or its representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events. The independent registered public accounting firm of Blaize has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release and, accordingly, has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

Investors:

IR@blaize.com

Media:

Jessica Bettencourt

Blaize@inkhouse.com

press@blaize.com

www.blaize.com

BLAIZE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of September 30,	As of December 31,
(Amounts in thousands, except shares and per share amounts)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$24,001	$50,237
Accounts receivable, net	10,218	55
Accounts receivable - related party, net	3,363	—
Inventories	8,782	8,561
Prepaid expenses and other current assets	8,418	14,837
Total current assets	54,782	73,690
Property and equipment, net	1,265	2,081
Deferred income tax assets	2,363	2,157
Operating lease right-of-use assets	1,692	1,773
Other assets	802	815
Total assets	$60,904	$80,516

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$15,112	$7,904
Accrued expenses and other current liabilities	10,537	11,996
Accrued expenses and other current liabilities - related party	384	—
Accrued loss on purchase commitments	601	603
Accrued compensation	2,610	1,613
Income tax payable	2,518	2,109
Operating lease liabilities, current	678	578
Working capital loan - related party	1,500	—
Advances from related party	2,857	—
Warrants	—	14,711
Convertible notes	—	148,629
Total current liabilities	36,797	188,143
Operating lease liabilities	948	1,166
Other earnout shares	20,561	—
Other liabilities	1,292	1,670
Total liabilities	59,598	190,979
Commitments and contingencies

Stockholders’ equity (deficit):
Common stock - $0.0001 par value; 600,000,000 and 136,562,809 shares authorized as of September 30, 2025 and December 31, 2024, respectively, and 106,754,588 and 48,376,052 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	11	5
Additional paid-in capital	634,154	318,783
Accumulated deficit	(632,859)	(429,251)
Total stockholders’ equity (deficit)	1,306	(110,463)
Total liabilities and stockholders’ equity (deficit)	$60,904	$80,516

BLAIZE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Amounts in thousands, except shares and per share amounts)	2025	2025	2024	2025	2024
Revenue
Hardware revenue	$10,528	$57	$23	$11,592	$28
Software revenue	—	300	—	300	—
Hardware revenue - related party	1,124	1,362	—	2,486	—
Software revenue - related party	215	263	—	478	—
Engineering services revenue - related party	—	—	758	—	1,525
Total revenue	11,867	1,982	781	14,856	1,553
Cost of revenue	10,091	804	476	11,222	1,039
Gross profit	1,776	1,178	305	3,634	514

Operating expenses	10,091	804	476	11,222	1,039
Research and development	9,676	9,613	5,799	32,407	15,765
Selling, general and administrative	14,321	12,992	5,546	40,207	14,538
Selling, general and administrative - related party	—	—	—	455	—
Depreciation and amortization	364	456	251	1,011	688
Transaction costs	—	—	77	12,043	163
Total operating expenses	24,361	23,061	11,673	86,123	31,154
Loss from operations	(22,585)	(21,883)	(11,368)	(82,489)	(30,640)

Other expense, net
Debt financing charge on convertible notes	—	—	—	—	(464)
Gain (loss) on foreign exchange	(88)	(37)	31	(154)	(62)
Change in fair value of convertible notes	—	—	(15,398)	(165,703)	(25,921)
Change in fair value of warrants	—	—	(90)	(60,345)	1,255
Change in fair value of other earnout shares	(3,798)	(7,257)	—	105,463	—
Change in fair value of unissued shares of common stock	56	(300)	—	(244)	—
Change in fair value of committed equity facility	(63)	—	—	(63)	—
Other, net	241	(73)	1,273	149	1,677
Total other expense, net	(3,652)	(7,667)	(14,184)	(120,897)	(23,515)
Loss before income taxes	(26,237)	(29,550)	(25,552)	(203,386)	(54,155)

Provision for income taxes	21	39	55	222	348
Net loss	$(26,258)	$(29,589)	$(25,607)	$(203,608)	$(54,503)
Net loss per share - basic and diluted	$(0.25)	$(0.28)	$(1.47)	$(2.03)	$(3.12)
Weighted average shares outstanding - basic and diluted	103,585,681	104,588,373	17,478,371	100,130,737	17,466,606

BLAIZE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(Amounts in thousands)	2025	2024
Net cash used in operating activities	$(57,290)	$(35,788)
Cash flows from investing activities:
Purchases of property and equipment	(707)	(1,165)
Net cash used in investing activities	(707)	(1,165)
Cash flows from financing activities:
Merger and PIPE financing, net of transaction costs	15,874	—
Funds held in escrow	503	—
Payment of deferred offering costs	(4,332)	(3,668)
Repayment of advances to related party	(114)	—
Proceeds from issuance of common stock, net of financing charge on the committed equity facility	20,024	—
Payment of committed equity facility transaction costs	(200)	—
Repayment of short term demand notes	—	(4,750)
Proceeds from exercise of stock options	18	80
Proceeds from convertible notes	—	110,718
Net cash provided by financing activities	31,773	102,380
Net change in cash, cash equivalents and restricted cash	(26,224)	65,427
Cash, cash equivalents and restricted cash at beginning of period	50,488	3,213
Cash, cash equivalents and restricted cash at end of period	$24,264	$68,640
Components of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$24,001	$68,640
Restricted cash (included within other assets)	263	—
Total cash, cash equivalents and restricted cash	$24,264	$68,640
Supplemental non-cash disclosures:
Capitalized deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$241	$864
Issuance of warrants with convertible notes	—	4,816
Operating lease asset obtained in exchange for new operating lease liabilities	431	—
Issuance of common stock under committed equity facility	243	—
Issuance of common stock to advisors	2,538	—
Conversion of convertible notes to common stock	314,334	—
Net exercise of warrants for common stock	75,056	—
Issuance of warrants for professional services	167	—
Issuance of common stock for shareholder note receivable	8,754	—
Redemption of common shares with cash held in escrow	33,157	—

BLAIZE HOLDINGS, INC.
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Amounts in thousands)	2025	2025	2024	2025	2024
Research and development expense - GAAP	$9,676	$9,613	$5,799	$32,407	$15,765
Stock-based compensation	(3,700)	(3,196)	(189)	(12,871)	(539)
Research and development expense - Non-GAAP	$5,976	$6,417	$5,610	$19,536	$15,226

Selling, general and administrative - GAAP	$14,321	$12,992	$5,546	$40,207	$14,538
Stock-based compensation	(5,786)	(4,370)	(170)	(15,221)	(503)
Selling, general and administrative - Non-GAAP	$8,535	$8,622	$5,376	$24,986	$14,035

Net loss	$(26,258)	$(29,589)	$(25,607)	$(203,608)	$(54,503)
Depreciation and amortization	364	456	251	1,011	688
Provision for income taxes	21	39	55	222	348
Interest income, net	(693)	(314)	(1,273)	(1,406)	(1,677)
EBITDA	(26,566)	(29,408)	(26,574)	(203,781)	(55,144)
Stock-based compensation	9,486	7,566	359	28,092	1,042
Fair value changes and financing charges	4,424	7,557	15,488	121,511	25,130
Transaction costs	—	—	77	12,043	163
Non-cash inventory cost realignment adjustments	(112)	81	204	(656)	179
Other adjustments(1)	1,702	1,271	(32)	3,419	66
Adjusted EBITDA	$(11,066)	$(12,933)	$(10,478)	$(39,372)	$(28,564)

(1) “Other adjustments” includes, but is not limited to, other non-cash expenses, including foreign exchange gains and losses, and unusual or non-recurring expenses, including litigation expenses, financing advisory fees, and fines and penalties. We believe that these expenses are not reflective of our ongoing operating performance and excluding these costs provides a more meaningful comparison of our results of operations over comparative periods.